                  CENTEX REPORTS RECORD FOURTH QUARTER RESULTS

                  COMPANY MARKS FOURTH CONSECUTIVE RECORD YEAR


         (DALLAS, TX April 27, 2000): Centex Corporation (NYSE: CTX) today announced the highest quarterly earnings in its history for the quarter ended March 31, 2000, the fourth quarter of fiscal 2000, as well as record results for the fiscal year.

         For this year's fourth quarter, Centex reported net earnings of $70,025,000, a 3% increase over $68,195,000 for the same quarter last year. Diluted earnings per share of $1.17 this year were 6% higher than $1.10 per diluted share for the same quarter a year ago. Revenues for the fourth quarter this year rose 12% to $1,725,529,000 from $1,545,066,000 for the same quarter in fiscal 1999.

         During the quarter, as a result of increased current and projected interest rates, the Company made an adjustment related to sub-prime loan securitizations which reduced net earnings by $10 million ($0.17 per diluted share). As described later in this release, the Company is also changing to the "Portfolio Method" to account for all future sub-prime loan securitizations.

         For fiscal 2000, Centex reported an 11% increase in net earnings to $257,132,000 from net earnings of $231,962,000 for fiscal 1999. Diluted earnings per share of $4.22 were 13% higher than $3.75 a year ago. Consolidated revenues for fiscal 2000 reached an all-time high $5,956,366,000, a 16% improvement over $5,154,840,000 for fiscal 1999. Centex's return on beginning stockholders' equity was 21.5% for fiscal 2000 versus 23.4% for fiscal 1999.

         Earnings per share for both the quarter and the year rose a higher percentage than net earnings due to fewer average shares outstanding in the current periods.



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
       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 2 OF 7

         The record financial results for the quarter and the year were due primarily to all-time high results from the Company's Home Building, Construction Products, and Contracting and Construction Services operations.

         Through its subsidiaries, Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage banking lenders and commercial contractors. Centex also has an investment real estate operation and currently owns approximately 65% of Centex Construction Products, Inc., a publicly traded company.

HOME BUILDING

         Operating earnings from Centex Homes (Conventional Homes) were $120.5 million for the fourth quarter this year, 32% higher than $91.3 million for the fourth quarter a year ago, primarily due to a record number of closings. Operating earnings from Cavco Industries (Manufactured Homes) were $518,000 for the quarter this year, 74% lower than a year ago, primarily due to a 26% decline in unit sales and to costs associated with its retail operation. Total operating earnings from Home Building reached $121.1 million for the quarter this year, 30% higher than $93.3 million for last year's fourth quarter.

         Current year fourth quarter revenues from Conventional Homes were $1.2 billion this year, a 31% increase over $937.9 million for the same quarter last year. Manufactured Homes revenues for the current quarter were $37.5 million, 21% less than $47.8 million for the same quarter a year ago. Total Home Building revenues reached $1.3 billion for this year's fourth quarter, 28% higher than $985.7 million for the same quarter in fiscal 1999.

         Closings of Conventional Homes reached 6,050 units for the quarter this year, an all-time high and 28% above 4,742 closings for last year's fourth quarter. Home sales (orders) for this year's quarter totaled a record 6,216 units, 22% higher than sales of 5,115 units for the same quarter last year. The backlog of homes sold but not closed at March 31, 2000 was 7,579 units, 12% higher than the 6,792 unit backlog at March 31, 1999.

         The average Conventional Homes sales price for this year's fourth quarter was $197,884, 5% higher than $188,963 for the same quarter last year. The per unit operating margin for the quarter this year was a record $19,924, slightly higher than $19,243 for the same quarter last year. The Conventional Homes operating margin as a percent of revenue was 9.8% for the fiscal 2000 fourth quarter compared to 9.7% for the same quarter last year.

         Manufactured Homes sold 1,227 units for the fourth quarter this year versus 1,660 units for the same quarter a year ago. The Manufactured Homes operating margin as a percent of revenue, before the inclusion of Cavco's retail sales operation, was 8.2% for the quarter this year versus 9.9% for the fourth quarter last year.


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



       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 3 OF 7

         Fiscal 2000 operating earnings from Conventional Homes reached a record $323.2 million, 33% higher than the $242.2 million of operating earnings reported in fiscal 1999. Fiscal year operating earnings from Manufactured Homes, net of minority interest, were $7.3 million, 29% lower than fiscal 1999 earnings. Total operating earnings from Home Building of $330.5 million for fiscal 2000 surpassed fiscal 1999's record results by 31%.

         For the year, Conventional Homes revenues were $3.7 billion, a 31% improvement over last year's revenues. Manufactured Homes revenues of $183.5 million were 3% higher than fiscal 1999 revenues. Total Home Building revenues for fiscal 2000 reached $3.9 billion, 29% higher than the prior year's revenues.

         Conventional Homes closings for fiscal 2000 totaled a record 18,904 units, 28% higher than fiscal 1999 closings of 14,792 units. Fiscal 2000 orders for Conventional Homes rose 22% to 19,407 units from 15,931 units last year.

         Centex's average Conventional Homes sales price for fiscal 2000 was $191,568, slightly higher than fiscal 1999's average sales price of $185,668. Operating earnings per closed unit averaged $17,098 this year, versus $16,375 a year ago. Operating margin as a percent of revenue was 8.8% for fiscal 2000 versus 8.6% for fiscal 1999.

         Manufactured Homes sold 5,950 units during fiscal 2000, 8% less than last year's sales. The Manufactured Homes operating margin, prior to the inclusion of Cavco's retail sales operation, was 10.8% this year versus 11.6% in fiscal 1999.

INTERNATIONAL HOME BUILDING

         London, England-based Fairclough Homes, which was acquired in April 1999 by Centex Development Company, L.P., built and closed 1,707 homes during fiscal 2000. Due to the unique structure of the transaction, no significant earnings from Fairclough will be reported prior to April 2001.

INVESTMENT REAL ESTATE

         For the quarter ended March 31, 2000, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $6 million, 16% less than earnings of $7.2 million for the same quarter a year ago. For fiscal 2000, Investment Real Estate operating earnings were $30.1 million, 2% higher than last year's results.

FINANCIAL SERVICES

         Centex Home Equity Corporation's (CHEC) existing portfolio of sub-prime loans is performing in accordance with or better than the assumptions used in connection with its "Gain on Sale" securitizations and is among the best performing in the industry.


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
       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 4 OF 7

         Nevertheless, as a result of increased current and projected interest rates, CHEC increased the discount rate used to value future cash flows from such securitizations from 12% to 15% during the quarter. The discount rate increase resulted in a $16 million reduction in CHEC's earnings for the quarter ended March 31, 2000.

         In addition, Centex has concluded that the long-term benefits of converting to the "Portfolio Method" to report CHEC's operating results significantly outweigh the short-term benefit of higher earnings under the "Gain on Sale" method previously used for its mortgage loan securitizations. The change from "Gain on Sale" accounting to the "Portfolio Method" will have no effect on the profit recognized over the life of each mortgage loan. Rather, the adjustment will merely change the timing of profit recognition.

         Under the "Gain on Sale" method, projected profit was recognized at the time the security was created. Now, under the "Portfolio Method," CHEC will recognize earnings over the life of the loans (interest income less interest expense and credit losses). As a result, CHEC's reported earnings from each loan under the "Portfolio Method" will be lower at the time of securitization (compared to the "Gain on Sale" method) but higher as mortgage loan payments are received during the life of the securitizations. Accordingly, effective as of March 31, 2000, CHEC will structure all of its future loan securitizations in a manner that results in the utilization of the more conservative and predictable "Portfolio Method" for reporting its operating results. This change will negatively impact CHEC's operating results in fiscal 2001.

         Summarized below are the operating results for the Financial Services group:


                                                                      Operating Earnings ($ in Millions)
                                                                            Periods Ending March 31,
                                                               Quarter                          Fiscal Year
                                                      ----------------------------      ----------------------------
                                                          2000           1999               2000           1999
                                                      ============    ============      ============   =============
Financial Services Group,
  before adjustment                                     $  6.1          $   20.7          $ 48.5          $ 92.3

 Discount rate adjustment                                (16.0)                -           (16.0)              -
                                                        ------          --------          ------          ------
 Financial Services Group,
    after adjustment                                    $ (9.9)          $  20.7          $ 32.5          $ 92.3
                                                        ======           =======          ======          ======


COMPONENTS:


CTX Mortgage Company                                    $  3.4            $ 19.1          $ 33.9          $ 85.4
                                                        ======           =======          ======          ======
Centex Home Equity Corporation,
    before adjustment                                   $  3.7            $  2.6          $ 18.7          $  9.7
    Discount rate adjustment                             (16.0)                -           (16.0)               -
                                                        ------          --------          ------          ------


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
       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 5 OF 7




CHEC Total                                                $(12.3)          $  2.6            $  2.7          $  9.7
                                                      ============    ============      ============   =============
Centex Finance, manufactured
     housing finance (discontinued)                       $ (1.0)         $  (1.0)           $ (4.1)         $ (2.8)
                                                      ============    ============      ============   =============


         The decline in the earnings of CTX Mortgage is related to a loss in mortgage refinancings due to higher interest rates. The division's manufactured housing finance business was discontinued because of deteriorating conditions in that industry.

         See detailed information regarding originations and applications for both CTX and CHEC on Attachment 6.

 CONSTRUCTION PRODUCTS

         Operating earnings from Centex Construction Products, Inc. (CXP), net of minority interest, were $22.9 million for the fourth quarter fiscal 2000, a 44% improvement over results for the same quarter in fiscal 1999. Revenues from CXP were $95.3 million for the fourth quarter of fiscal 2000, 20% higher than for the year ago period.

         For fiscal 2000, operating earnings from CXP, net of minority interest, were $104.9 million, 52% higher than fiscal 1999 earnings. Fiscal 2000 revenues from CXP were $418.7 million, 25% higher than revenues for the prior year.

         CXP's record results for both the quarter and the fiscal year were due to improved performances by its Gypsum Wallboard and its Concrete and Aggregates businesses.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services reported operating earnings of $6.0 million for the fourth quarter of fiscal 2000, 58% higher than earnings for the same quarter last year. Revenues from this segment were $277.1 million for the quarter this year, 21% less than revenues for the year ago quarter. New contracts for the quarter totaled $337 million, a 218% increase over the new contract total for the same quarter a year ago.

         For fiscal 2000, Contracting and Construction Services reported operating earnings of $23.5 million, 54% higher than fiscal 1999 earnings. Revenues for fiscal 2000 were $1.2 billion, 11% less than prior year revenues.

         During fiscal 2000, Contracting and Construction Services was awarded approximately $1.6 billion of new contracts, a 46% increase over fiscal 1999's new contract total. The backlog of uncompleted construction contracts at March 31, 2000 was $1.4 billion, a 47% increase over the backlog of $937 million at March 31, 1999. Contracting operating profit margins continue to improve.



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
       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 6 OF 7

 OTHER DEVELOPMENTS

         During the quarter, Centex Title acquired Benefit Land Title Company and Benefit Land Title Insurance Company ("Benefit") of Santa Ana, California. Benefit currently writes approximately 18,000 title policies annually in California. The acquisition provides Centex with an incremental underwriting margin in addition to its current title/escrow agent fees.

         In addition, Benefit will have the opportunity to service customers of its sister companies, specifically the home building and mortgage lending operations in California and in other states where it is licensed.

         Also during the quarter, CHEC completed the securitization of $310 million of sub-prime equity mortgage loans. CHEC is also the servicer for the mortgage loans included in the securitization. This securitization is a continuation of CHEC's strategy to obtain regular access to public sources of capital and liquidity and to continue to broaden the investor base for CHEC's structured finance transactions. Since February 1998, CHEC has completed nine securitizations totaling approximately $2.4 billion of sub-prime mortgage loans.

         After the end of the quarter, CTX Mortgage announced it has established a program to sell mortgage loans to Centex Home Mortgage, LLC (CHM), an unaffiliated, special-purpose entity. CHM will hold the loans and CTX will service them on an interim basis until they are sold or securitized. CHM may hold up to $1.5 billion of home mortgages at any one time. This program, the first for home mortgages, will enable CTX to originate loans without having to rely on external borrowings or cash from Centex Corporation. This substantial reduction in CTX's need for short-term funding will be reflected on Centex's balance sheet as of March 31, 2000.

OUTLOOK

         Thus far, rising interest rates have had minimal impact on home sales, which continue to be strong. However, the escalating rates are expected to continue to negatively impact the Company's Financial Services results and these results will also be affected by the change in CHEC's method of accounting to the "Portfolio Method."

         Contracting and Construction Services and Centex Construction Products are positioned to record superior performances during the current fiscal year. Despite interest rate concerns, Centex should have another excellent year in fiscal 2001.

FORWARD LOOKING STATEMENTS. THIS NEWS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE REFORM LITIGATION REFORM ACT OF 1995. THE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS AND OUTCOMES TO DIFFER MATERIALLY FROM WHAT IS EXPRESSED IN SUCH STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE WITHOUT LIMITATION GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; COMPETITIVE FACTORS; AND BUILDING MATERIALS COSTS. PLEASE SEE THE COMPANY'S MOST RECENT REPORTS ON FORM 10-K AND FORM 10-Q FOR A MORE COMPREHENSIVE LIST OF RISKS AND UNCERTAINTIES AFFECTING THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS.



                                  # # # # # # #

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

       CENTEX REPORTS FOURTH QUARTER AND FISCAL 2000 RESULTS, PAGE 7 OF 7



NOTE ATTACHMENTS:
-----------------

(1)   Summary of Consolidated Earnings
(2)   Revenues and Earnings by Lines of Business (Quarter)
(3)   Revenues and Earnings by Lines of Business (Year)
(4)   Housing Activity by Geographic Area
(5)   Supplemental Home Building Data
(6)   Supplemental Financial Services Data
(7)   Supplemental Construction Products Data
(8)   Conventional Home Building Margins by Quarter (Fiscal 2000)


FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:
------------------------------------------------------
Laurence E. Hirsch
Chairman and Chief Executive Officer

Sheila E. Gallagher
Vice President - Corporate Communications















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
Attachment 1


                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                   (unaudited)
              (dollar amounts in thousands, except per share data)


                                                  Quarter Ended
                                                    March 31,
                                     -----------------------------------------
                                        2000           1999          Change
                                     -----------    -----------   ------------
Revenues                             $ 1,725,529    $ 1,545,066             12%

Earnings Before Income Taxes         $   114,691    $   111,572              3%

Net Earnings                         $    70,025    $    68,195              3%

Earnings Per Share:
    Basic                            $      1.18    $      1.15              3%
    Diluted                          $      1.17    $      1.10              6%

Average Shares Outstanding:
    Basic                             59,120,730     59,463,751             (1)%
    Diluted                           60,100,560     61,749,414             (3)%


                                                   Year Ended
                                                    March 31,
                                     -----------------------------------------
                                         2000           1999         Change
                                     -----------    -----------   ------------
Revenues                             $ 5,956,366    $ 5,154,840             16%

Earnings Before Income Taxes         $   416,861    $   373,294             12%

Net Earnings                         $   257,132    $   231,962             11%

Earnings Per Share:
    Basic                            $      4.34    $      3.90             11%
    Diluted                          $      4.22    $      3.75             13%

Average Shares Outstanding:
    Basic                             59,308,158     59,488,701             -%
    Diluted                           60,928,980     61,853,817             (1)%

Attachment 2


                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                                       Quarter Ended
                                                                                          March 31,
                                                                        ----------------------------------------------
                                                                            2000            1999              Change
                                                                        -----------     -----------          ---------
REVENUES

        Home Building:
               Conventional Homes                                       $ 1,225,311     $   937,856              31%
               Manufactured Homes                                            37,548          47,808             (21)%
                                                                        -----------     -----------
                    Total Home Building                                   1,262,859         985,664              28%
                                                                                 73%             64%
        Investment Real Estate                                                3,571          16,215             (78)%
                                                                                 --%             1%
        Financial Services                                                   86,679         112,166             (23)%
                                                                                  5%              7%
        Construction Products                                                95,304          79,588              20%
                                                                                  6%              5%
        Contracting and Construction Services                               277,116         351,433             (21)%
                                                                                 16%             23%
                                                                        -----------     -----------
    Total                                                               $ 1,725,529     $ 1,545,066              12%
                                                                                100%            100%
                                                                        ===========     ===========

OPERATING EARNINGS

        Home Building:
               Conventional Homes                                       $   120,542     $    91,250              32%
               Manufactured Homes                                               518           2,021             (74)%
                                                                        -----------     -----------
                    Total Home Building                                     121,060          93,271              30%
                                                                                 84%             70%
        Investment Real Estate                                                6,035           7,189             (16)%
                                                                                  4%              5%
        Financial Services (A)                                               (9,922)         20,684            (148)%
                                                                                 (7)%            16%
        Construction Products                                                22,947          15,968              44%
                                                                                 16%             12%
        Contracting and Construction Services                                 6,001           3,805              58%
                                                                                  4%              3%
        Other, net                                                           (1,220)         (8,019)             85%
                                                                                 (1)%            (6)%
                                                                        -----------     -----------
    Total Operating Earnings                                                144,901         132,898               9%
                                                                                100%            100%

        Corporate General Expenses                                           (9,194)         (8,909)
        Interest Expense                                                    (21,016)        (12,417)
                                                                        -----------     -----------


EARNINGS BEFORE INCOME TAXES                                            $   114,691     $   111,572               3%
                                                                        ===========     ===========


(A) During the quarter, as a result of increased current and projected interest rates, the Company re-evaluated the discount rate used to value future cash flows from its "Gain on Sale" loan securitizations and increased it from 12% to 15%. The discount rate increase resulted in a $16 million reduction in CHEC's earnings for the quarter ended March 31, 2000. In addition, effective as of March 31, 2000, Centex concluded that the long-term benefits of converting to the "Portfolio" method of reporting Centex Home Equity Corporation's ("CHEC") operations significantly outweighed the short-term benefit of higher earnings under the "Gain on Sale" method previously used for its mortgage loan securitizations.

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                 Year Ended
                                                                  March 31,
                                                -----------------------------------------------
                                                    2000            1999              Change
                                                -----------     -----------        ------------
REVENUES

        Home Building:
               Conventional Homes               $ 3,686,844     $ 2,819,442              31%
               Manufactured Homes                   183,526         178,556               3%
                                                -----------     -----------
                    Total Home Building           3,870,370       2,997,998              29%
                                                         65%             58%
        Investment Real Estate                       30,928          33,694              (8)%
                                                          1%              1%
        Financial Services                          430,611         436,299              (1)%
                                                          7%              8%
        Construction Products                       418,695         336,073              25%
                                                          7%              7%
        Contracting and Construction Services     1,205,762       1,350,776             (11)%
                                                         20%             26%
                                                -----------     -----------
    Total                                       $ 5,956,366     $ 5,154,840              16%
                                                        100%            100%
                                                ===========     ===========

OPERATING EARNINGS

        Home Building:
               Conventional Homes               $   323,220     $   242,223              33%
               Manufactured Homes(A)                  7,329          10,253             (29)%
                                                -----------     -----------
                    Total Home Building             330,549         252,476              31%
                                                         64%             57%
        Investment Real Estate                       30,122          29,420               2%
                                                          6%              7%
        Financial Services                           32,474          92,309             (65)%
                                                          6%             21%
        Construction Products (A)                   104,853          69,189              52%
                                                         20%             16%
        Contracting and Construction Services        23,471          15,209              54%
                                                          5%              3%
        Other, net                                   (4,749)        (15,624)             70%
                                                         (1)%            (4)%
                                                -----------     -----------
    Total Operating Earnings                        516,720         442,979              17%
                                                        100%            100%

        Corporate General Expenses                  (33,015)        (28,104)
        Interest Expense                            (66,844)        (41,581)
                                                -----------     -----------


EARNINGS BEFORE INCOME TAXES                    $   416,861     $   373,294              12%
                                                ===========     ===========


(A) Operating earnings for Manufactured Homes and Construction Products are reflected in this summary net of their respective minority interests. Operating earnings related to those minority interests were $1,014 in 2000 and $2,492 in 1999 for Manufactured Homes and $63,758 in 2000 and $51,121 in 1999 for Construction Products.The Manufactured Homes minority interest was purchased during the quarter ended December 31, 1999.

Attachment 4

                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area

                                   Closings
            ---------------------------------------------------------
              Quarter Ended March 31,        Year Ended March 31,
            ---------------------------  ----------------------------
             2000     1999       Change   2000     1999        Change
            ------   ------      ------  ------   ------       ------
West         1,375      984        40%    3,917    3,060        28%

Midwest        949      673        41%    3,089    2,062        50%

East         1,181    1,070        10%    4,134    3,309        25%

Southeast    1,057      864        22%    3,066    2,582        19%

Southwest    1,488    1,151        29%    4,698    3,779        24%
            ------   ------              ------   ------

             6,050    4,742        28%   18,904   14,792        28%
            ======   ======              ======   ======


                      Sales (Orders) Backlog
            -----------------------------------------
              3/31/00       3/31/99            Change
            -----------   -----------      ----------
West              1,099           921             19%

Midwest           1,628         1,355             20%

East              1,519         1,392              9%

Southeast         1,582         1,500              5%

Southwest         1,751         1,624              8%
            -----------   -----------

                  7,579         6,792             12%
            ===========   ===========


                                 Sales (Orders)
            --------------------------------------------------------
              Quarter Ended March 31,        Year Ended March 31,
            --------------------------   ---------------------------
             2000     1999      Change    2000     1999       Change
            ------   ------     ------   ------   ------      ------
West         1,371      997        38%    3,966    2,990        33%

Midwest      1,031      890        16%    3,207    2,515        28%

East         1,354    1,108        22%    4,261    3,466        23%

Southeast    1,014      955         6%    3,148    2,950         7%

Southwest    1,446    1,165        24%    4,825    4,010        20%
            ------   ------              ------   ------

             6,216    5,115        22%   19,407   15,931        22%
            ======   ======              ======   ======

Attachment 5

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data

CONVENTIONAL HOMES RESULTS
   (dollars in millions, except per unit data)

                                              Quarter Ended March 31,                             Year Ended March 31,
                                    ---------------------------------------------     --------------------------------------------
                                            2000                     1999                     2000                   1999
                                    --------------------     --------------------     --------------------   ---------------------
Conventional Housing Revenues       $  1,225.3     100.0%     $   937.8     100.0%    $  3,686.8     100.0%   $ 2,819.4      100.0%
Cost of Sales                           (953.4)    (77.8)%       (730.4)    (77.9)%     (2,852.3)    (77.3)%   (2,194.7)     (77.8)%
Selling, General & Administrative       (151.4)    (12.4)%       (116.2)    (12.4)%       (511.3)    (13.9)%     (382.5)     (13.6)%
                                    ----------   -------     ----------   -------     ----------   -------   ----------    -------

     OPERATING EARNINGS             $    120.5       9.8%     $    91.2       9.7%    $    323.2       8.8%   $   242.2        8.6%
                                    ==========   =======     ==========   =======     ==========   =======   ==========    =======

Units Closed                             6,050                    4,742                   18,904                 14,792

Unit Sales Price                    $  197,884                $ 188,963               $  191,568              $ 185,668
     % Change                              4.7%                     1.0%                     3.2%                   1.3%

Operating Earnings per Unit         $   19,924                $  19,243               $   17,098              $  16,375
     % Change                              3.5%                    20.4%                     4.4%                  19.2%


MANUFACTURED HOMES RESULTS
     (dollars in thousands)

                                                      Quarter Ended March 31,                      Year Ended March 31,
                                           ------------------------------------------     ----------------------------------------
                                                   2000                   1999                    2000                 1999
                                           -------------------     ------------------     ------------------   -------------------
Manufactured Homes Revenues (Construction) $  22,930     100.0%    $ 36,135     100.0%    $  121,015   100.0%  $  137,710    100.0%
Cost of Sales                                (17,923)    (78.2)%    (28,695)    (79.4)%      (94,057)  (77.7)%   (108,265)   (78.6)%
Selling, General & Administrative             (3,125)    (13.6)%     (3,858)    (10.7)%      (13,947)  (11.5)%    (13,486)    (9.8)%
                                           ---------   -------     --------   -------     ----------  ------   ----------   ------

                                               1,882       8.2%       3,582       9.9%        13,011    10.8%      15,959     11.6%
                                           ---------   =======     --------   =======     ----------  ======   ----------   ======


Manufactured Homes Revenues (Retail)          14,618     100.0%      11,673     100.0%        62,511   100.0%      40,846    100.0%
Cost of Sales                                (11,621)    (79.5)%     (8,292)    (71.0)%      (49,638)  (79.4)%    (29,992)   (73.4)%
Selling, General & Administrative             (3,503)    (24.0)%     (3,511)    (30.1)%      (14,126)  (22.6)%    (10,726)   (26.3)%
                                           ---------   -------     --------   -------     ----------  ------   ----------   ------

                                                (506)     (3.5)%       (130)     (1.1)%       (1,253)   (2.0)%        128      0.3%
                                           ---------   =======     --------   =======     ----------  ======   ----------   ======

Construction and Retail Earnings               1,376                  3,452                   11,758               16,087

Goodwill Amortization                           (858)                  (933)                  (3,415)              (3,342)
Minority Interest Expense                         --                   (498)                  (1,014)              (2,492)
                                           ---------               --------               ----------           ----------

      GROUP OPERATING EARNINGS             $     518               $  2,021               $    7,329           $   10,253
                                           =========               ========               ==========           ==========

UNITS
     Units Produced                            1,265                  1,605                    5,686                6,275
     Units Sold - Retail                         380                    280                    1,492                  976
     Less: Intersegment Sales                   (418)                  (225)                  (1,228)                (811)
                                           ---------               --------               ----------           ----------

            UNITS SOLD                         1,227                  1,660                    5,950                6,440
                                           =========               ========               ==========           ==========

Attachment 6

                       Centex Corporation and Subsidiaries
                      Supplemental Financial Services Data

CTX MORTGAGE COMPANY

                                 Quarter Ended March 31,             Year Ended March 31,
                            --------------------------------   --------------------------------
                              2000       1999         Change     2000       1999         Change
                            --------   --------       ------   --------   --------       ------
Originations
          Builder              3,469      3,154         10%      10,958      9,882         11%

          Retail               9,554     15,046        (37)%     49,404     66,496        (26)%
                            --------   --------                --------   --------

                Total         13,023     18,200        (28)%     60,362     76,378        (21)%
                            ========   ========                ========   ========

Applications
          Builder              3,604      3,242         11%      11,724     10,937          7%

          Retail              11,280     16,513        (32)%     47,370     67,189        (29)%
                            --------   --------                --------   --------

                Total         14,884     19,755        (25)%     59,094     78,126        (24)%
                            ========   ========                ========   ========

Loan Volume (in billions)   $   1.80   $   2.46        (27)%   $   8.14   $  10.06        (19)%
                            ========   ========                ========   ========

Average Loan Size           $138,400   $134,900          3%    $134,900   $131,700          2%
                            ========   ========                ========   ========

Profit per Loan             $    258   $  1,047        (75)%   $    562   $  1,118        (50)%
                            ========   ========                ========   ========


CHEC (B & C)

                                             Quarter Ended March 31,                   Year Ended March 31,
                                      -------------------------------------    --------------------------------------
                                         2000         1999           Change        2000        1999            Change
                                      ----------   ----------        ------    ----------   ----------         ------
Originations                               5,331        4,241           26%        20,568       15,582            32%
                                      ==========   ==========                  ==========   ==========

Applications                              37,665       28,370           33%       127,450       82,803            54%
                                      ==========   ==========                  ==========   ==========

Loan Volume (in billions)             $     0.33   $     0.28           17%    $     1.32   $     1.02            29%
                                      ==========   ==========                  ==========   ==========

Average Loan Size                     $   61,700   $   65,900           (6)%   $   64,100   $   65,200            (2)%
                                      ==========   ==========                  ==========   ==========

Profit per Loan:
    Before Discount Rate Adjustment   $      700   $      617           13%    $      911   $      620            47%
    Discount Rate Adjustment (A)          (3,001)          --                        (778)          --
                                      ----------   ----------                  ----------   ----------
            Total                     $   (2,301)  $      617         (473)%   $      133   $      620           (79)%
                                      ==========   ==========                  ==========   ==========


(A) During the quarter, as a result of increased current and projected interest rates, the Company re-evaluated the discount rate used to value future cash flows from its "Gain on Sale" loan securitizations and increased it from 12% to 15%. The discount rate increase resulted in a $16 million reduction in CHEC's earnings for the quarter ended March 31, 2000. In addition, effective as of March 31, 2000, Centex concluded that the long-term benefits of converting to the "Portfolio" method of reporting Centex Home Equity Corporation's ("CHEC") operations significantly outweighed the short-term benefit of higher earnings under the "Gain on Sale" method previously used for its mortgage loan securitizations.

Attachment 7

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)

                                              Quarter Ended March 31,               Year Ended March 31,
                                        ----------------------------------    ----------------------------------
                                           2000       1999         Change       2000        1999         Change
                                        ---------   ---------     --------    ---------   ---------     --------
Cement
          Sales Volumes (Tons)                459         447           3%        2,295       2,218           3%

          Average Net Sales Price       $   67.40   $   68.13          (1)%   $   69.25   $   68.75           1%

Gypsum Wallboard
          Sales Volumes (MMSF)                369         295          25%        1,363       1,155          18%

          Average Net Sales Price       $  144.71   $  133.04           9%    $  153.57   $  122.55          25%

Concrete
          Sales Volumes (Cubic Yards)         177         168           5%          788         706          12%

          Average Net Sales Price       $   51.70   $   50.22           3%    $   52.07   $   49.78           5%

Aggregates
          Sales Volumes (Tons)                717         655           9%        3,368       2,916          16%

          Average Net Sales Price       $    4.25   $    4.01           6%    $    4.29   $    4.02           7%


SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)

                        Quarter Ended March 31,       Year Ended March 31,
                       -------------------------   ---------------------------
                        2000     1999     Change    2000     1999       Change
                       ------   ------    ------   ------   -------     ------
New Contracts          $  337   $  106      218%   $1,651   $1,128       46%
                       ======   ======             ======   ======

Backlog at March 31,   $1,382   $  937       47%   $1,382   $  937       47%
                       ======   ======             ======   ======

Attachment 8


                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary


                                                              For the Quarters Ending,
                                   ---------------------------------------------------------------------------   Fiscal Year Total
                                     June 30, 1999    September 30, 1999  December 31, 1999    March 31, 2000     March 31, 2000
                                   ----------------   ------------------  -----------------   ----------------   -----------------
Conventional Housing Revenues      $  754.6   100.0%   $  843.7   100.0%   $ 863.2   100.0%   $1,225.3   100.0%  $ 3,686.8   100.0%
Cost of Sales                        (581.3)  (77.0)%    (651.1)  (77.2)%   (666.6)  (77.2)%    (953.4)  (77.8)%  (2,852.3)  (77.3)%
                                   --------   -----    --------   -----    -------   -----    --------   -----   ---------   -----
          GROSS MARGIN                173.3    23.0%      192.6    22.8%     196.6    22.8%      271.9    22.2%      834.5    22.7%
Selling, General & Administrative    (114.2)  (15.2)%    (122.4)  (14.5)%   (123.3)  (14.3)%    (151.4)  (12.4)%    (511.3)  (13.9)%
                                   --------   -----    --------   -----    -------   -----    --------   -----   ---------   -----
          OPERATING EARNINGS       $   59.1     7.8%   $   70.2     8.3%   $  73.3     8.5%   $  120.5     9.8%  $   323.2     8.8%
                                   ========   =====    ========   =====    =======   =====    ========   =====   =========   =====

Units Closed                          3,934               4,425              4,495               6,050              18,904

Unit Sales Price                   $188,608            $187,700           $189,466             $197,884           $ 191,568
       % Change - Prior Year            2.3%                1.7%               3.2%                4.7%                3.2%

OPERATING EARNINGS/UNIT            $ 15,035            $ 15,864           $ 16,314            $ 19,924           $  17,098
       % Change - Prior Year           10.2%                5.4%               1.1%                3.5%                4.4%

GROSS MARGIN PER UNIT              $ 44,052            $ 43,525           $ 43,737            $ 44,942           $  44,144
       % Change - Prior Year            7.4%                5.9%               3.3%                2.8%                6.3%

SG&A Per Unit                      $ 29,029            $ 27,661           $ 27,430            $ 25,025           $  27,047
       % Change - Prior Year            6.1%                6.2%               4.6%                2.1%                9.3%